UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2005

COMMUNITY BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16461	63-0868361
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68149 Main Street, Blountsville, Alabama 35031

(Address of Principal Executive Offices, including Zip Code)

(205) 429-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 7, 2005, Mr. Philip J. Timyan was elected as a member of the Board of Directors of Community Bancshares, Inc. (the “Company”). Mr. Timyan will serve as a Class I director of the Company with his initial term to expire at the Company’s 2006 Annual Meeting of Stockholders. Mr. Timyan was also appointed to serve as a member of the Company’s Audit Committee.

Mr. Timyan may be deemed to be the beneficial owner of 780,505 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), representing approximately 9.0% of the Company’s total outstanding shares of Common Stock as of July 12, 2005, by virtue of (i) Mr. Timyan serving as the managing member of Riggs Qualified Partners, LLC (“Riggs”), which purchased 688,255 shares of the Company’s Common Stock in the Company’s private placement during the fourth quarter of 2003 and the first quarter of 2004, and 500 shares in the secondary market in the second quarter of 2005, (ii) Mr. Timyan possessing dispositive power over 59,250 shares of the Company’s Common Stock held by RAM T, L.P., an entity not controlled by Mr. Timyan, and (iii) Mr. Timyan possessing dispositive power over 32,500 shares of the Company’s Common Stock held by his father’s trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCSHARES, INC.

/s/ Patrick M. Frawley
Patrick M. Frawley
Chairman, Chief Executive Officer and
President

Date: July 12, 2005